Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com
Sprouts Farmers Market, Inc. Reports Second Quarter 2025 Results
PHOENIX, Ariz. – (Business Wire) – July 30, 2025 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended June 29, 2025.
"We are pleased with our excellent results for the second quarter," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "Our dedicated team members have consistently focused on understanding and meeting the needs of our target customers. Our investments in operations, self-distribution, customer personalization, and team member development all set the stage for exciting future growth.”
Second Quarter Highlights:
•Net sales totaled $2.2 billion; a 17% increase from the same period in 2024
•Comparable store sales growth of 10.2%
•Diluted earnings per share of $1.35; compared to diluted earnings per share of $0.94 in the same period in 2024
•Opened 12 new stores, resulting in 455 stores in 24 states as of June 29, 2025

Leverage and Liquidity in Second Quarter 2025
•Ended the quarter with $261 million in cash and cash equivalents and zero balance on its $700 million revolving credit facility
•Repurchased 0.5 million shares of common stock for a total investment of $73 million, excluding excise tax
•Generated cash from operations of $410 million and invested $138 million in capital expenditures, net of landlord reimbursement, year-to-date thru June 29, 2025
Third Quarter and Full-Year 2025 Outlook
The following provides information on our third quarter 2025 outlook:
•Comparable store sales growth: 6.0% to 8.0%
•Diluted earnings per share: $1.12 to $1.16
The following provides information on our full-year 2025 outlook:
•Net sales growth: 14.5% to 16.0%
•Comparable store sales growth: 7.5% to 9.0%
•EBIT: $675 million to $690 million
•Diluted earnings per share: $5.20 to $5.32
•Unit growth: At least 35 new stores
•Capital expenditures (net of landlord reimbursements): $230 million to $250 million

Second Quarter 2025 Conference Call
Sprouts will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, July 30, 2025, during which Sprouts executives will further discuss second quarter 2025 financial results.
A webcast of the conference call will be available through Sprouts’ investor relations webpage, accessible via the following link. Participants should register on the website approximately ten minutes prior to the start of the webcast.
A webcast replay will be available at approximately 8:00 p.m. Eastern Time on July 30, 2025. This can be accessed with the following link.
Important Information Regarding Outlook
There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.
Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; potential inflationary and/or deflationary trends; tariffs; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.
Corporate Profile
True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 35,000 team members and operates more than 450 stores in 24 states nationwide. To learn more about Sprouts, and the good it brings communities, visit sprouts.com/about/.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales	$2,220,602	$1,893,519	$4,457,038	$3,777,327
Cost of sales	1,358,002	1,175,154	2,708,075	2,336,649
Gross profit	862,600	718,365	1,748,963	1,440,678
Selling, general and administrative expenses	645,127	556,367	1,268,353	1,096,138
Depreciation and amortization (exclusive of depreciation included in cost of sales)	36,606	31,489	71,705	63,721
Store closure and other costs, net	1,511	3,192	3,217	5,236
Income from operations	179,356	127,317	405,688	275,583
Interest (income) expense, net	(431)	(139)	(1,355)	679
Income before income taxes	179,787	127,456	407,043	274,904
Income tax provision	46,084	32,167	93,314	65,515
Net income	$133,703	$95,289	$313,729	$209,389
Net income per share:
Basic	$1.37	$0.95	$3.19	$2.08
Diluted	$1.35	$0.94	$3.16	$2.06
Weighted average shares outstanding:
Basic	97,858	100,460	98,198	100,765
Diluted	98,774	101,196	99,259	101,647

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 29, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$261,404	$265,159
Accounts receivable, net	61,550	30,901
Inventories	351,111	343,329
Prepaid expenses and other current assets	35,263	36,131
Total current assets	709,328	675,520
Property and equipment, net of accumulated depreciation	922,966	895,189
Operating lease assets, net	1,543,865	1,466,903
Intangible assets	208,180	208,094
Goodwill	381,750	381,750
Other assets	17,139	13,243
Total assets	$3,783,228	$3,640,699
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248,980	$213,414
Accrued liabilities	223,677	216,842
Accrued salaries and benefits	85,115	97,991
Accrued income tax	—	—
Current portion of operating lease liabilities	161,818	150,400
Current portion of finance lease liabilities	1,397	1,321
Total current liabilities	720,987	679,968
Long-term operating lease liabilities	1,586,088	1,520,272
Long-term debt and finance lease liabilities	6,528	7,248
Other long-term liabilities	37,125	38,259
Deferred income tax liability	76,000	73,059
Total liabilities	2,426,728	2,318,806
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 97,768,860 shares issued and outstanding, June 29, 2025; 99,255,036 shares issued and outstanding, December 29, 2024	98	99
Additional paid-in capital	823,766	808,140
Retained earnings	532,636	513,654
Total stockholders’ equity	1,356,500	1,321,893
Total liabilities and stockholders’ equity	$3,783,228	$3,640,699

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS)

	Twenty-six weeks ended
	June 29, 2025	June 30, 2024
Operating activities
Net income	$313,729	$209,389
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	75,264	67,756
Operating lease asset amortization	70,568	65,489
Share-based compensation	14,403	13,266
Deferred income taxes	2,941	(396)
Other non-cash items	2,712	2,189
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	21,227	18,746
Inventories	(7,782)	(2,380)
Prepaid expenses and other current assets	(719)	13,947
Other assets	(2,529)	(125)
Accounts payable	5,664	(12,914)
Accrued liabilities	10,108	24,081
Accrued salaries and benefits	(12,877)	(5,095)
Operating lease liabilities	(83,113)	(83,952)
Other long-term liabilities	741	1,294
Cash flows from operating activities	410,337	311,295
Investing activities
Purchases of property and equipment	(120,319)	(108,925)
Cash flows used in investing activities	(120,319)	(108,925)
Financing activities
Payments on revolving credit facilities	—	(125,000)
Payments on finance lease liabilities	(644)	(542)
Repurchase of common stock	(292,223)	(104,488)
Payments of excise tax on repurchases of common stock	(2,091)	—
Proceeds from exercise of stock options	1,224	3,265
Cash flows used in financing activities	(293,734)	(226,765)
Decrease in cash, cash equivalents, and restricted cash	(3,716)	(24,395)
Cash, cash equivalents, and restricted cash at beginning of the period	267,213	203,870
Cash, cash equivalents, and restricted cash at the end of the period	$263,497	$179,475

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.
The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion. The company defines EBIT as net income before interest expense and provision for income tax.
Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.
The following table shows a reconciliation of EBIT and EBITDA to net income for the thirteen and twenty-six weeks ended June 29, 2025 and June 30, 2024:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net income	$133,703	$95,289	$313,729	$209,389
Income tax provision	46,084	32,167	93,314	65,515
Interest (income) expense, net	(431)	(139)	(1,355)	679
Earnings before interest and taxes (EBIT)	179,356	127,317	405,688	275,583
Depreciation, amortization and accretion	38,444	33,234	75,264	67,756
EBITDA	$217,800	$160,551	$480,952	$343,339
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Source: Sprouts Farmers Market, Inc
Phoenix, AZ
7/30/25